UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Lotus Park, The Causeway, Staines-Upon-Thames
Surrey TW18 3AG, United Kingdom
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  +44 017 8463 6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.20 per share	MNK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.     Other Events.
As previously disclosed, on November 5, 2019, (i) Mallinckrodt International Finance S.A. and Mallinckrodt CB LLC (the “Issuers”), two wholly-owned subsidiaries of Mallinckrodt plc (“Mallinckrodt”), commenced exchange offers for certain existing notes (“Existing Notes”) of the Issuers (the “Exchange Offers”) and (ii) the Issuers and Deerfield Partners, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund IV, L.P. (the “Exchanging Holders”) entered into an exchange agreement (the “Exchange Agreement”).
On November 27, 2019, the Issuers and the Exchanging Holders entered into an amendment to the Exchange Agreement (the “Exchange Agreement Amendment”). Pursuant to the Exchange Agreement Amendment, the parties agreed to, among other things, (a) reduce the aggregate principal amount of 4.750% Senior Notes due 2023 of the Issuers that the Exchanging Holders are required to exchange on the settlement date of the Exchange Offers (the “Settlement Date”), separate from the Exchange Offers, by approximately $50.6 million and (b) require the Exchanging Holders to tender, or cause to be tendered, into the Exchange Offers $10.0 million in aggregate principal amount of 4.875% Senior Notes due 2020 of the Issuers and $51.25 million in aggregate principal amount of 5.500% Senior Notes due 2025 of the Issuers, in each case other than Existing Notes that the Exchanging Holders are required to exchange with the Issuers on the Settlement Date, separate from the Exchange Offers (such Existing Notes described in this clause (b), the “Incremental 2020 and 2025 Notes”). The Incremental 2020 and 2025 Notes will not be entitled to the early participation premium described in the offering memorandum and consent solicitation statement distributed to eligible holders in connection with the Exchange Offers.
The table below sets forth the amounts of Existing Notes that the Exchanging Holders are required to exchange with the Issuers on the Settlement Date, or to tender, or cause to be tendered, into the Exchange Offers, in each case pursuant to the Exchange Agreement, as amended by the Exchange Agreement Amendment:

Aggregate Principal Amount of Existing Notes to be Exchanged (mm)	Existing Notes to be Exchanged	New Notes Exchange Ratio (1)	Aggregate Principal Amount of New Notes to be Issued (mm)
$67.6	Existing 4.875% 2020 Notes	$850	$57.4
$10.0 (2)	Existing 4.875% 2020 Notes	$800	$8.0
$208.1	Existing 4.750% 2023 Notes	$370	$77.0
$98.5	Existing 5.625% 2023 Notes	$425	$41.9
$75.2	Existing 5.500% 2025 Notes	$425	$32.0
$51.3 (2)	Existing 5.500% 2025 Notes	$375	$19.2

(1)	Consideration, representing principal amount of New Notes, per $1,000 principal amount of Existing Notes.

(2)
Reflects amounts of notes that the Exchanging Noteholders have agreed to tender, or cause to be tendered, into the Exchange Offers pursuant to the Exchange Agreement Amendment. The persons tendering such notes will not be entitled to the early participation premium.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Cautionary Statements Related to Forward-Looking Statements
Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding the terms of the proposed settlement, statements regarding the ongoing lawsuits against Mallinckrodt plc and its subsidiaries, and any other statements regarding events or developments that the company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt’s goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt’s and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; cybersecurity and data leakage risks; Mallinckrodt’s substantial indebtedness and its ability to generate sufficient cash to reduce its indebtedness; any future actions taken with respect to the Specialty Generics business; and Mallinckrodt plc’s ability to complete the Exchange Offers, the Consent Solicitations and the transactions contemplated by the Exchange Agreement, including the expected timing of completion of the Exchange Offers and receipt of requisite consents in the Consent Solicitations.
These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 28, 2018, as updated by Mallinckrodt's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2019. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Amendment to the Exchange Agreement, dated as November 27, 2019, by and among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and the Exchanging Holders.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

Date:	November 27, 2019	By:	/s/ Mark J. Casey
Mark J. Casey
Executive Vice President and Chief Legal Officer